Exhibit (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated November 28, 2016 relating to the financial statements of AB Limited Duration High Income Portfolio for the fiscal year ended September 30, 2016, December 29, 2016 relating to the financial statements of AB Intermediate Bond Portfolio, AB Credit Long/Short Portfolio and AB Tax-Aware Fixed Income Portfolio for the fiscal year ended October 31, 2016 and December 30, 2016 relating to the financial statements of AB High Yield Portfolio and AB Income Fund for the fiscal period ended October 31, 2016, each a portfolio of AB Bond Fund, Inc., which are incorporated by reference in this Post-Effective Amendment No. 158 to the Registration Statement (Form N-1A No. 2-48227) of AB Bond Fund, Inc.


                                                 /s/ ERNST & YOUNG LLP



New York, New York
January 26, 2017